UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2018

Sentinel Energy Services Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38271	98-1370747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3850 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 407-0686
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2018, Vivek Raj notified Sentinel Energy Services Inc. (the “Company”) that, effective January 1, 2018, he is stepping down from the Board of Directors (the “Board”) of the Company. There are no disagreements between Mr. Raj and the Company on any matter relating to the Company’s operations, policies or practices. Mr. Raj was a member of the Board’s Audit Committee and Nominating Committee.

On January 2, 2018, Kent Jamison was appointed as a member of the Board, effective January 2, 2018. The Board has appointed Mr. Jamison to serve as a member of the Board’s Audit Committee and Nominating Committee. There are no transactions between the Company and Mr. Jamison that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Jamison, age 58, has served as the Company’s General Counsel and Secretary since June 16, 2017. Mr. Jamison joined CSL Capital Management, LLC in May 2015 as General Counsel. Before joining CSL Capital Management, LLC, from 1985 to May 2015, Mr. Jamison was an associate and subsequently senior partner at Locke Lord LLP, focusing primarily on private equity and merger and acquisition transactions and securities compliance matters. Mr. Jamison graduated cum laude with a Bachelor of Arts from Davidson College and a J.D. cum laude from Wake Forest University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sentinel Energy Services Inc.

Date: January 4, 2018	By:	/s/ Kent Jamison
	Name:	Kent Jamison
	Title:	Secretary

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